Exhibit 99

FOR IMMEDIATE RELEASE

Landmark Land Company, Inc.
Announces Consulting Agreement and Termination of Golf Course Agreements
With Gyrodyne Company of America, Inc.

Upper Marlboro, MD, February 15, 2007 - Landmark Land Company, Inc. (OTC: LLND) announced today that its wholly-owned subsidiary, DPMG, Inc. d/b/a Landmark National (“Landmark”) entered into an Agreement with Gyrodyne Company of America, Inc. (“Gyrodyne”) (the “Agreement”), pursuant to which the Golf Operating Agreement and the Asset Management Agreement (collectively, the “Golf Course Agreements”), both dated April 9, 2002, and both entered into by and between Gyrodyne and Landmark, were terminated. The Agreement also obligates Landmark to provide consulting services to Gyrodyne in connection with the eminent domain litigation captioned Gyrodyne Company of America, Inc. -against- The State University of New York at Stony Brook for the People of the State of New York (the “Eminent Domain Litigation”) for a period not to exceed the earlier of the completion of such litigation or February 1, 2010. Gyrodyne and Landmark also exchanged general releases upon execution of the Agreement pursuant to which each party released the other from any and all claims arising out of events occurring before the date of the Agreement.

The consulting services relating to the Eminent Domain Litigation to be provided by Landmark under the Agreement will include general consultations with Gyrodyne, review of pertinent documents, consultations regarding land planning and economic feasibility studies and coordination with project engineers. As compensation for these consulting services and for certain services provided to Gyrodyne by Landmark between October 2004 and October 2006, and in consideration of Landmark’s agreement to terminate the Golf Course Agreements, Gyrodyne paid Landmark $2,000,000 upon execution of the Agreement and will pay an additional $1,000,000.08 to Landmark in thirty-six equal monthly installments of $27,777.78 commencing on March 1, 2007 and ending on February 1, 2010.

The Golf Course Agreements were entered into in contemplation of the design and development of an 18-hole championship residential golf course community on Gyrodyne’s Flowerfield property. The realization of this development plan was negated when the State University of New York at Stony Brook appropriated 245.5 acres of the Flowerfield property to itself through the power of eminent domain on November 2, 2005. Landmark maintained that the condemnation triggered an incentive fee provision in the Golf Course Agreements that entitled Landmark to 10% of all proceeds from the condemned Flowerfield property and from the development and/or sale of Gyrodyne’s remaining Flowerfield property. Gyrodyne, in its public filings, claimed that Landmark’s position on this matter was based upon an erroneous interpretation of the incentive fee provision. The execution of the Agreement and related releases resolved all outstanding issues between the parties.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.

CONTACT:	Gerald G. Barton
Chairman
Chief Executive Officer
Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330